SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2007

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

mPhase Technologies, Inc.(the "Company") today announced the acquisition of a 10% stock ownership poison in Sovereign Tracking Systems LLC, a company located in New Jersey with a Patent covering active, real-time, tracking systems that uses radio frequency identification tags to secure high-end assets and personnel tracking and monitoring systems. The Company believes that such Patent substantially enhances the Company's smart battery applications being developed through AlwaysReady, Inc, a wholly-owned subsidiary.

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: August 21,  2007